Exhibit 10.3

India Globalization Capital, Inc.

Nonqualified Stock Option Agreement

This Stock Option Agreement (the “Agreement”) is entered into and made effective as of __________, by and between India Globalization Capital, Inc., a Maryland corporation (the “Company”), and _________ (the “Optionee”).

WITNESSETH:

WHEREAS, the Committee desires to encourage Optionee to provide additional services to the Company and as incentive thereto, enable the Optionee to increase his proprietary interest in the Company by granting an option to purchase common stock of the Company, par value of $.0001 per share (the “Shares”), as authorized under the India Globalization, Inc. Omnibus Incentive Plan, as amended from time to time (the “Plan”).

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Company and the Optionee hereby agree as follows:

1. Grant of Option.  Subject to the terms and conditions of the Agreement and the Plan, the Company hereby grants to the Optionee the right to purchase all or part of _______ Shares of the Company (the “Option”) at a per share purchase price (“Exercise Price”) of $____ (which is the Fair Market Value (as defined in Section 2(r) of the Plan)), effective as of _______  (the “Grant Date”).  The Option shall be a Nonqualified Stock Option (as defined in Section 2(t) of the Plan).

2. Exercise of Option.   The Option shall become vested and exercisable, to a maximum cumulative extent, pursuant to the following schedule:

Vesting Date	Percentage Vested
%

In no event shall the Option be exercised for fractional Shares.

3. Option Term.  Subject to earlier termination as provided below in this paragraph 3, the term of the Option shall be for a ____ year period, beginning on the Grant Date and ending on __________ (the “Expiration Date”).

(a) Death or Disability.  In the event that the Optionee’s employment with the Company or its Affiliates terminates by reason of death or Disability (as defined in Section 2(o) of the Plan), any unvested Shares under the Option shall be forfeited immediately upon termination.  All remaining unexercised, vested Shares subject to the Option shall remain exercisable until the 12-month anniversary of the Optionee’s employment termination date.  In the case of the Optionee’s death, the Optionee’s beneficiary or estate may exercise the Option.

(b) Termination by the Company without Cause; Voluntary Termination by Optionee.  In the event that the Company terminates the Optionee’s employment without Cause  (as defined in Section 2(f) of the Plan) or the Optionee voluntarily terminates employment for any reason, any unvested Shares under the Option shall be forfeited immediately upon termination.

(c) Termination for Cause.  In the event Company terminates the Optionee’s employment for Cause (as defined in Section 2(f) of the Plan), all unvested Shares under the Option and all unexercised, vested Shares under the Option shall be forfeited immediately.

Notwithstanding the foregoing provisions of this paragraph 3, in no event may the Option be exercised later than the Expiration Date.

4. Method of Exercise; Payment of Exercise Price.  The Option shall be exercisable by delivering to the Company a written Notice of Exercise containing the information described in Exhibit A hereto, in the form attached as Exhibit A, or in any other form acceptable to the Committee.  Such Notice of Exercise shall be signed by the Optionee and delivered to the Company at the address specified in paragraph 12.  This Option shall be deemed to be exercised upon the Company’s receipt of the Notice of Exercise accompanied by full payment of the Exercise Price.  Payment of the Exercise Price shall be by any of the following, or a combination of the following:

(a) cash;

(b) cash equivalent approved by the Committee;

(c) tendering previously acquired Shares (or delivering a certification of ownership of such Shares) having an aggregate Fair Market Value (as defined in Section 2(r) of the Plan) at the time of exercise equal to the total Exercise Price,

(d) through a cashless (broker-assisted) exercise; or

(e) a combination of (a), (b), (c) and/or (d).

5. Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

6. Tax Withholding.  The Company shall have the right to require, before the issuance or delivery of any Shares hereunder, payment by the Optionee of any federal, state or local taxes required by law to be withheld upon the exercise of all or any part of the Option.  Payment of such withholding requirements may be made:

(a) in cash;

(b) by tendering previously acquired Shares (or delivering a certification of ownership of such Shares) having an aggregate Fair Market Value (as defined in Section 2(r) of the Plan) equal to the amount required to be withheld;

(c) by the Company withholding Shares subject to the exercised Option that have a Fair Market Value (as defined in Section 2(r) of the Plan) at the time of exercise equal to the amount required to be withheld; or

(d) any combination of (a), (b) and/or (c) above.

7. Adjustments.  Subject to any required action by the Board and/or stockholders, the number of Shares subject to the Plan, the number of Shares covered by each outstanding Option and the per share purchase price thereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares as provided under Section 4.4 of the Plan.  Adjustments under this paragraph 7 shall be made by the Committee, in its discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

8. Compliance with Securities Laws.

(a) The Company does not have an obligation to sell or issue Shares that are not registered under the Securities Act of 1933, as amended, unless such Shares can be issued by virtue of an exemption under the Securities Act of 1933, as determined by legal counsel to the Company.  The Company may issue Shares to the Optionee if the Optionee represents that such Shares are being acquired as an investment and not with a view to, or for sale in connection with, the distribution of any such Shares.  Certificates for Shares issued under the circumstances of the foregoing shall bear an appropriate legend reciting such representation.

(b) In no event shall the Company be required to sell, issue or deliver Shares pursuant to this Agreement if, in the opinion of the Committee, the issuance thereof would constitute a violation by either the Optionee or the Company of any provision of any law or regulation of any governmental authority or any securities exchange.  As a condition of any sale or issuance of Shares pursuant to the Option, the Company may place legends on the Shares, issue stop-transfer orders and require such agreements or undertakings from the Optionee as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

9. Plan.  The Option is subject to all the terms and conditions set forth in the Plan, which is hereby incorporated by reference.  Capitalized terms used, but not defined in this Agreement, shall have the meanings set forth in the Plan.  In the event of an express conflict between any term, provision or condition of this Agreement and those of the Plan, the terms, provisions or conditions of this Agreement shall control if the conflict arises with respect to a matter for which the Committee has discretion under the terms of the Plan.  All other conflicting terms, conditions or provisions shall be governed and administered in accordance with the terms, conditions or provisions of the Plan.  A copy of the Plan is attached hereto as Exhibit B, and the Optionee acknowledges his receipt and understanding of the terms of the Plan.

10. Lock-Up Agreement.  The Optionee agrees, if requested by the Company and an underwriter of Shares (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Shares (or other securities) of the Company held by the Optionee during the 180 day period following the effective date of a registration statement filed under the Securities Act of 1933, without the prior consent of the Company or such underwriter, as the case may be.

11. Right to Setoff.  The Company may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company may owe to the Optionee from time to time, including amounts payable in connection with the Option or other compensation owed to the Optionee, such amounts as may be owed by the Optionee to the Company.  The Optionee shall remain liable for any part of the Optionee’s payment obligation not satisfied through such deduction and setoff.

12. Notices.  All notices shall be written and shall be sufficiently made if personally delivered or if sent by nationally-recognized overnight courier, by facsimile, or by registered or certified mail, return receipt requested and postage prepaid, which notice shall be effective upon receipt.  Each such notice shall be addressed as follows:

If to the Company, to:

India Globalization Capital, Inc.

10224 Falls Road,

Potomac, Maryland 20854

Attention:  Claudia Grimaldi

Telephone:  301-983-0998

Facsimile:  240-465-0273

If to the Optionee, at the Optionee’s last known address on the books and records of the Company.  Any such notice may be sent to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

13. Employment Matters.  The award of this Option does not form part of the Optionee’s entitlement to remuneration or benefits in terms of the Optionee’s employment with his employer.  The Optionee’s terms and conditions of employment are not affected or changed in any way by this Option or by the terms of the Plan or this Agreement.  No provision of this Agreement or of the Option granted hereunder shall give the Optionee any right to continue in the service or employ of the Company or any Affiliate, create any inference as to the length of employment or service of the Optionee, affect the right of the Company or any Affiliate to terminate the employment or service of the Optionee, with or without Cause (as defined in Section 2(f) of the Plan), or give the Optionee any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any Affiliate.  The Optionee acknowledges and agrees (by executing this Agreement) that the granting of the Option under this Agreement is made on a fully discretionary basis by the Company and that this Agreement does not lead to a vested right to further Option awards in the future.  Further, the Option set forth in this Agreement constitutes a non-recurrent benefit and the terms of this Agreement are only applicable to the Option distributed pursuant to this Agreement.

14. Undertaking by Optionee.  The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Committee may, in its discretion, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan.

15. Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Company and upon persons who acquire the right to exercise the Option granted hereunder by will or through the laws of descent and distribution.

16. Singular, Plural, Gender.  Whenever used herein, except where the context clearly indicates to the contrary, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

17. Headings.  Headings of the paragraphs contained in this Agreement are inserted for convenience and reference and shall not be used in interpreting or construing the terms and provisions of the Agreement.

18. Rights as Stockholder.  The Optionee or other person or entity exercising the Option shall have no rights as a stockholder with respect to any Shares covered by the Option until any such Shares have been fully paid and issued as provided herein.

19. Entire Agreement; Modification.  This Agreement and the Plan constitute the entire agreement between the parties with respect to the terms and supersede all prior or written or oral negotiations, commitments, representations and agreements with respect thereto.  The terms and conditions set forth in this Agreement may only be modified or amended in a writing, signed by both parties.  The Option granted hereunder may not be cancelled without the Optionee’s written consent.

20. Severability.  In the event any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, such provision or provisions shall be automatically deemed amended, but only to the extent necessary to render such provision or provisions valid, legal and enforceable in such jurisdiction, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

21. Governing Law.  The laws of the state of Maryland, without giving effect to principles of conflicts of law, will apply to the Plan, to the Option and the Agreement.

22. Code Section 409A.  Notwithstanding any other provision of this Agreement or the Plan to the contrary, by issuing this Option at Fair Market Value on the Grant Date, the Company intends that the Option will not be subject to Code Section 409A.

*     *     *

(signature page follows)

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the day and year first written above.

Participant: _______________	INDIA GLOBALIZATION CAPITAL, INC. By: Ram Mukunda Its: CEO

Options granted ____________.

Form 4: __________

Vesting ______________

Life: Five years ___________

Exercise Price: _________

Stock price: _________

Number ______________

  _______________________________________________________________

EXHIBIT A

INDIA GLOBALIZATION CAPITAL, INC. OMNIBUS INCENTIVE PLAN

Employee’s Notice of Exercise of Incentive Stock Option

To:	India Globalization Capital, Inc.

Attn:	Stock Option Administrator (Claudia Grimaldi)

Subject:	Notice of Intention to Exercise Stock Option

This is official notice that the undersigned (“Optionee”) intends to exercise the Optionee’s option to purchase _________ Shares of India Globalization Capital, Inc., under and pursuant to the Company’s Omnibus Incentive Plan and the Option Agreement dated                           :

Date of Exercise:
Number of Shares:
Exercise Price:
Method of Payment of Exercise Price:
Social Security Number:

The Shares should be issued as follows:

Name:
Address:
Signed:
Date:

_______________________________________________________________

EXHIBIT B

A copy of the India Globalization Capital, Inc. Omnibus Incentive Plan follows.